Exhibit 99.1

National Commerce Corporation Announces

Fourth Quarter and Fiscal Year End 2017 Earnings

BIRMINGHAM, AL (January 24, 2018) (GLOBE NEWSWIRE) -- National Commerce Corporation (Nasdaq: NCOM) (the “Company” or “NCC”), the parent company of National Bank of Commerce, today reported fourth quarter 2017 net income to common shareholders of $1.0 million, compared to $4.9 million for the fourth quarter of 2016.

The 2017 results include a write-down of the Company’s deferred tax asset (“DTA”) due to the enactment of the Tax Cuts and Jobs Act of 2017, increasing income tax expense for the fourth quarter and the year by $6.2 million. Diluted net earnings per share were $0.07 in the fourth quarter of 2017, compared to $0.46 in the third quarter of 2017 and $0.44 in the fourth quarter of 2016. The DTA write-down reduced fourth quarter 2017 diluted net earnings per share by approximately $0.41.

For the year ended December 31, 2017, NCC earned $20.0 million, or $1.41 in diluted net earnings per share, compared to $17.9 million, or $1.61 per diluted share, for the year ended December 31, 2016. The DTA write-down reduced 2017 diluted net earnings per share by approximately $0.44.

NCC’s 2017 fourth quarter and full year 2017 results include $815 thousand and $1.7 million, respectively, in after-tax merger- and conversion-related expenses, reducing diluted net earnings per share by approximately $0.05 and $0.12 for the 2017 fourth quarter and full year, respectively.

“We are pleased to report another good year of profitability, growth and strong asset quality,” said Richard Murray, IV, President and Chief Executive Officer of the Company. “Like many companies, our fourth quarter earnings were impacted by the need to write down our deferred tax asset to reflect the December enactment of the federal tax bill, but we were pleased with our overall operating performance. We are also encouraged about the positive impact that the tax bill is expected to have on our profitability in 2018.”

“With the January 1, 2018 closing of our acquisition of FirstAtlantic Financial Holdings, Inc., we added some great bankers operating in an excellent market,” continued Murray. “We are excited about our future with Mitch Hunt and the FirstAtlantic family. As always, I remind myself and all of our team that our future success is dependent upon our continued focus on the Company’s core values of asset quality, risk management, growth, candor, and accountability, while maintaining an appropriate sense of humility.”

Several important measures from the 2017 fourth quarter and full year are as follows:

●

Net Interest Margin (taxable equivalent) of 4.63% for the fourth quarter of 2017 and 4.44% for the year ended December 31, 2017. The fourth quarter 2017 margin increased 0.05% compared to 4.58% reported for the third quarter of 2017, and increased 0.64% compared to 3.99% reported for the fourth quarter of 2016. For the year ended December 31, 2017, the margin increased by 0.29% compared to the year ended December 31, 2016.

●

Return on Average Assets (“ROAA”) of 0.15% for the fourth quarter of 2017, compared to 1.05% for the fourth quarter of 2016. For the year, ROAA was 0.81%, compared to 1.00% in 2016. The 2017 ROAA figures were negatively impacted by the DTA write-down.

●

Return on Average Equity (“ROAE”) of 0.99% for the fourth quarter of 2017, compared to 8.33% for the fourth quarter of 2016. For the year, ROAE was 5.65%, compared to 7.89% in 2016. The 2017 ROAE figures were negatively impacted by the DTA write-down.

●

Return on Average Tangible Common Equity (“ROATCE”) of 1.41% for the fourth quarter of 2017 and 8.10% for the year ended December 31, 2017, compared to 10.78% for the fourth quarter of 2016 and 10.32% for the year ended December 31, 2016. The 2017 ROATCE figures were negatively impacted by the DTA write-down.

●

Fourth quarter and full year 2017 loan growth (excluding mortgage loans held-for-sale) of $81.7 million and $652.6 million, respectively; non-acquired loans grew $106.1 million during the fourth quarter of 2017 and $379.2 million during the year ended December 31, 2017. Factored receivables declined $0.4 million during the fourth quarter of 2017 and increased $34.8 million during the year ended December 31, 2017. The full year loan growth figures for 2017 include loans acquired in the Company’s acquisitions of Private Bancshares, Inc. and Patriot Bank.

●

Increase in deposits of $188.5 million during the 2017 fourth quarter and $618.1 million during the year ended December 31, 2017. The full year deposit growth figures for 2017 include deposits acquired in the Company’s acquisitions of Private Bancshares, Inc. and Patriot Bank.

●

For the fourth quarter of 2017, mortgage production volume totaled $121.0 million, compared to $76.0 million for the fourth quarter of 2016. For the year ended December 31, 2017, mortgage production volume totaled $507.6 million, compared to $322.9 million for the year ended December 31, 2016. The 2017 mortgage production volume benefitted from the addition of the PrivatePlus Mortgage division added in the Private Bancshares, Inc. acquisition.

●

For the fourth quarter of 2017, purchased volume in the factoring division totaled $267.2 million, compared to $187.7 million for the fourth quarter of 2016. For the year ended December 31, 2017, purchase volume totaled $1.03 billion, compared to $705.9 million for the year ended December 31, 2016.

●	Decrease in non-acquired non-performing assets to $0.8 million at December 31, 2017, from $1.9 million at September 30, 2017.

●	Annualized net charge-offs of 0.14% of average loans outstanding for the fourth quarter of 2017 and 0.05% for the year ended December 31, 2017.

●

Provision for loan losses of $1.5 million for the fourth quarter of 2017, compared to $0.4 million for the fourth quarter of 2016. Provision for loan losses for the year ended December 31, 2017 totaled $3.9 million, compared to $3.2 million for the year ended December 31, 2016.

●	Ending tangible book value per share of $19.05.

●	Ending book value per share of $27.05.

The Company will host a live audio webcast conference call beginning at 8:30 a.m. Central Time on January 25, 2018 to discuss earnings and operating results for the 2017 fourth quarter and full year. Investors may call in (toll free) by dialing (844) 296-8205 (conference ID 5036417).  A replay of the conference call will be available until January 27, 2018 and can be accessed by dialing (855) 859-2056.

Investors who plan to participate in the live webcast of the conference call should access the webcast by visiting www.nationalbankofcommerce.com, and then clicking on the “Investor Relations” link under the “Learn More” tab located on that webpage.  A replay of the webcast will be available on the website for one year.  A copy of the news release will also be available at the same location.

Use of Non-GAAP Financial Measures

Some of the financial measures presented in this press release and included in the accompanying unaudited financial statements are not measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include tangible common equity, average tangible common equity, return on average tangible common equity, tangible book value per share, efficiency ratio and operating efficiency ratio. The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance.

●	“Tangible common equity” is defined as total shareholders’ equity less goodwill, other intangible assets and minority interest not included in intangible assets.

●	“Average tangible common equity” is defined as the average of tangible common equity for the applicable period.

●	“Return on average tangible common equity,” or ROATCE, is defined as net income available to common shareholders divided by average tangible common equity.

●

“Tangible book value per share” is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period to period in book value per share, exclusive of changes in intangible assets.

The Company’s management believes that these measures, each of which utilizes the concept of tangible common equity rather than total common equity, provide useful information to management and investors because they eliminate the impact of goodwill and other intangible assets created in an acquisition. These measures are commonly used by investors when assessing financial institutions.

●

“Efficiency ratio” is defined as noninterest expense divided by operating revenue (which is equal to net interest income plus noninterest income), excluding one-time gains and losses on sales of securities. This measure is important to investors looking for a measure of efficiency in productivity based on the amount of revenue generated for each dollar spent.

●

“Operating efficiency ratio” is defined as noninterest expense divided by operating revenue, excluding one-time gains and losses on sales of securities and one-time gains and expenses related to merger and acquisition activities. This measure is important to investors looking for a measure of efficiency in productivity based on the amount of revenue generated for each dollar spent.

The Company’s management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, the Company acknowledges that the non-GAAP financial measures have a number of limitations. As such, the Company cautions readers that these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and that these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use. These non-GAAP financial measures exclude various items detailed in the attached “Non-GAAP Reconciliation.”

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Substantially all of the operations of National Commerce Corporation are conducted through the company’s wholly owned subsidiary, National Bank of Commerce. National Bank of Commerce currently operates seven full-service banking offices in Alabama, twenty-one full-service banking offices in central and northeast Florida (including under the trade names United Legacy Bank, Reunion Bank of Florida, Patriot Bank and FirstAtlantic Bank) and two full-service banking offices in Atlanta, Georgia (including under the trade names Private Bank of Buckhead, Private Bank of Decatur and PrivatePlus Mortgage). National Bank of Commerce provides a broad array of financial services for commercial and consumer customers.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of NCC’s plans, objectives and expectations or those of its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in NCC’s Annual Report on Form 10-K for the year ended December 31, 2016 and described in any subsequent reports that NCC has filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and these statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Contact:

National Commerce Corporation

William E. Matthews, V	Lowell Womack, Jr.
Vice Chairman and Chief Financial Officer	Director of Financial Reporting
(205) 313-8122	(205) 313-8147

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Earnings Summary
Interest income	$30,224	$28,202	$26,466	$24,899	$19,032
Interest expense	2,824	2,561	2,513	2,469	2,042
Net interest income	27,400	25,641	23,953	22,430	16,990
Provision for loan losses	1,478	1,105	1,155	156	441
(Loss) gain on sale of securities	(119)	-	28	-	-
Other noninterest income (1)	4,984	4,630	5,072	5,440	3,472
Merger/conversion-related expenses (2)	1,172	417	344	387	169
Other noninterest expense (3)	18,078	17,654	17,393	18,074	11,971
Income before income taxes	11,537	11,095	10,161	9,253	7,881
Income tax expense	3,890	3,828	3,281	2,841	2,600
Deferred tax asset write-down	6,231	-	-	-	-
Total income tax expense	10,121	3,828	3,281	2,841	2,600
Net income before minority interest	1,416	7,267	6,880	6,412	5,281
Net income attributable to minority interest	413	570	431	493	374
Net income to common shareholders	$1,003	$6,697	$6,449	$5,919	$4,907

Weighted average common and diluted shares outstanding
Basic	14,783,597	14,300,974	13,190,582	12,901,040	10,930,309
Diluted	15,173,984	14,679,546	13,551,745	13,283,075	11,173,733

Net earnings per common share
Basic	$0.07	$0.47	$0.49	$0.46	$0.45
Diluted	$0.07	$0.46	$0.48	$0.45	$0.44

	December 31,	September 30,	June 30,	March 31,	December 31,
Selected Performance Ratios	2017	2017	2017	2017	2016
Return on average assets (ROAA) (4)	0.15%	1.08%	1.06%	1.00%	1.05%
Return on average equity (ROAE)	0.99	7.06	7.86	7.67	8.33
Return on average tangible common equity (ROATCE)	1.41	9.94	11.49	11.45	10.78
Net interest margin - taxable equivalent	4.63	4.58	4.34	4.18	3.99
Efficiency ratio	59.44	59.70	61.11	66.24	59.33
Operating efficiency ratio (3)	55.82	58.32	59.92	64.85	58.50
Noninterest income / average assets (annualized)	0.76	0.75	0.83	0.92	0.74
Noninterest expense / average assets (annualized)	2.92	2.92	2.91	3.11	2.60
Yield on loans	5.45	5.45	5.38	5.29	4.95
Cost of total deposits	0.43%	0.41%	0.40%	0.40%	0.40%

	December 31,	September 30,	June 30,	March 31,	December 31,
Factoring Metrics	2017	2017	2017	2017	2016
Recourse purchased volume	$108,628	$104,304	$101,295	$127,882	$82,923
Non-recourse purchased volume	158,565	155,157	149,740	125,751	104,797
Total purchased volume	$267,193	$259,461	$251,035	$253,633	$187,720
Average turn (days)	43.59	41.11	38.47	35.61	38.35
Net charge-offs / total purchased volume	0.18%	0.05%	0.12%	0.03%	0.12%
Average discount rate	1.59%	1.58%	1.52%	1.44%	1.67%

	December 31,	September 30,	June 30,	March 31,	December 31,
Mortgage Metrics	2017	2017	2017	2017	2016
Total production ($)	$120,969	$122,656	$133,063	$130,875	$76,028
Refinance (%)	22.1%	23.6%	24.0%	27.4%	40.2%
Purchases (%)	77.9%	76.4%	76.0%	72.6%	59.8%

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
Balance Sheet Highlights	2017	2017	2017	2017	2016
Cash and cash equivalents	$235,288	$134,549	$224,760	$318,730	$217,293
Total investment securities	111,396	111,158	101,569	98,390	99,709
Mortgage loans held-for-sale	29,191	15,278	19,482	19,517	15,373
Acquired purchased credit-impaired loans	25,696	26,924	21,065	22,465	11,975
Acquired non-purchased credit-impaired loans	538,276	561,118	490,198	539,056	313,399
Nonacquired loans held for investment (5)	1,455,376	1,349,254	1,252,970	1,153,897	1,076,209
CBI loans (factoring receivables)	118,710	119,110	114,361	99,317	83,901
Total gross loans held for investment	2,138,058	2,056,406	1,878,594	1,814,735	1,485,484
Allowance for loan losses	14,985	14,264	13,407	12,565	12,113
Total intangibles	117,849	119,688	103,270	103,519	52,803
Total assets	2,737,676	2,549,134	2,418,052	2,445,149	1,950,784
Total deposits	2,285,831	2,097,373	2,004,528	2,080,307	1,667,710
FHLB and other borrowings	7,000	7,941	7,000	7,000	7,000
Subordinated debt	24,553	24,540	24,527	24,513	24,500
Total liabilities	2,337,718	2,150,541	2,054,792	2,127,727	1,713,740
Minority interest	7,348	7,504	7,366	7,427	7,309
Common stock	148	148	141	129	109
Total shareholders' equity	399,958	398,593	363,260	317,422	237,044
Tangible common equity	$281,695	$278,335	$259,558	$213,410	$183,866
End of period common shares outstanding	14,788,436	14,777,230	14,070,528	12,948,778	10,934,541

	As of and For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality Analysis	2017	2017	2017	2017	2016
Nonacquired
Nonaccrual loans	$82	$70	$50	$68	$69
Other real estate and repossessed assets	-	150	-	1,849	2,068
Loans past due 90 days or more and still accruing	677	1,690	1,172	538	581
Total nonacquired nonperforming assets	$759	$1,910	$1,222	$2,455	$2,718

Acquired
Nonaccrual loans	$2,640	$2,625	$2,827	$2,949	$2,768
Other real estate and repossessed assets	1,094	1,021	-	-	-
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total acquired nonperforming assets	$3,734	$3,646	$2,827	$2,949	$2,768

Selected asset quality ratios
Nonperforming assets / Assets	0.16%	0.22%	0.17%	0.22%	0.28%
Nonperforming assets / (Loans + OREO + repossessed assets)	0.21	0.27	0.22	0.30	0.37
Net charge-offs (recoveries) to average loans (annualized)	0.14	0.05	0.07	(0.07)	0.08
Allowance for loan losses to total loans	0.70	0.69	0.71	0.69	0.82
Nonacquired nonperforming assets / (Nonacquired loans + nonacquired OREO + nonacquired repossessed assets) (5)	0.05	0.14	0.10	0.21	0.25
Allowance for loan losses / (Nonacquired nonaccrual loans + nonacquired loans past due 90 days or more and still accruing)	1,974.31	810.45	1,097.14	2,073.43	1,863.54

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
Additional Information - Allowance for Loan Losses	2017	2017	2017	2017	2016
Allowance for loan losses excluding CBI loans (factoring receivables)	14,385	13,764	12,907	12,065	11,613
Nonacquired loans held for investment (5)	1,455,376	1,349,254	1,252,970	1,153,897	1,076,209
Allowance for loan losses allocated to CBI loans (factoring receivables)	600	500	500	500	500
CBI loans (factoring receivables)	118,710	119,110	114,361	99,317	83,901

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Taxable Equivalent Yields/Rates	2017	2017	2017	2017	2016
Interest income:
Loans	5.45%	5.45%	5.38%	5.29%	4.95%
Mortgage loans held-for-sale	2.96	3.56	3.72	4.13	2.99
Interest on securities:
Taxable	3.09	3.03	2.98	2.63	2.52
Non-taxable	4.81	4.86	4.91	4.98	4.90
Cash balances in other banks	1.37	1.32	1.09	0.84	0.63
Total interest-earning assets	5.10	5.04	4.79	4.64	4.47

Interest expense:
Interest on deposits	0.62	0.59	0.57	0.56	0.55
Interest on FHLB and other borrowings	3.82	3.95	4.01	3.19	4.04
Interest on subordinated debt	6.27	6.27	6.36	6.42	6.30
Total interest-bearing liabilities	0.73	0.70	0.68	0.68	0.69
Net interest spread	4.37	4.34	4.11	3.96	3.78
Net interest margin	4.63%	4.58%	4.34%	4.18%	3.99%

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Shareholders' Equity and Capital Ratios
Tier 1 Leverage Ratio	10.89%	11.42%	10.69%	8.86%	9.57%
Tier 1 Common Capital Ratio	12.31	12.78	13.17	11.06	11.46
Tier 1 Risk-based Capital Ratio	12.31	12.78	13.17	11.06	11.46
Total Risk-based Capital Ratio	14.10	14.64	15.18	13.07	13.90
Equity / Assets	14.61	15.64	15.02	12.98	12.15
Tangible common equity to tangible assets	10.75%	11.46%	11.21%	9.11%	9.69%
Book value per share	$27.05	$26.97	$25.82	$24.51	$21.68
Tangible book value per share	$19.05	$18.84	$18.45	$16.48	$16.82

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Detail of noninterest income
Service charges and fees on deposit accounts	$733	$671	$640	$667	$523
Mortgage origination and fee income	2,450	2,780	3,154	3,145	1,711
Merchant sponsorship revenue	592	622	602	744	613
Income from bank-owned life insurance	210	210	219	216	196
Rental income	240	84	-	-	-
Wealth management fees	11	12	14	10	10
(Loss) gain on sale of other real estate	(66)	6	105	(1)	(31)
(Loss) gain on sale of investments	(119)	-	28	-	-
Other noninterest income	814	245	338	659	450
Total noninterest income	$4,865	$4,630	$5,100	$5,440	$3,472

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Detail of noninterest expense
Salaries and employee benefits	$10,016	$9,804	$9,663	$10,073	$6,935
Commission-based compensation	1,700	1,748	1,684	1,723	1,076
Occupancy and equipment expense	1,889	1,692	1,479	1,473	1,193
Data processing expenses	1,437	976	1,007	948	568
Advertising and marketing expenses	349	309	327	468	156
Legal fees	219	204	193	233	163
FDIC insurance assessments	145	351	408	258	234
Property and casualty insurance premiums	253	229	209	143	95
Accounting and audit expenses	209	288	294	318	211
Consulting and other professional expenses	888	510	517	497	201
Telecommunications expenses	217	203	169	186	114
ORE, Repo asset and other collection expenses	75	26	49	272	41
Core deposit intangible amortization	393	366	348	348	182
Other noninterest expense	1,460	1,365	1,390	1,521	971
Total noninterest expense	$19,250	$18,071	$17,737	$18,461	$12,140

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
Non-GAAP Reconciliation	2017	2017	2017	2017	2016
Total shareholders' equity	$399,958	$398,593	$363,260	$317,422	$237,044
Less: intangible assets	117,849	119,688	103,270	103,519	52,803
Less: minority interest not included in intangible assets	414	570	432	493	375
Tangible common equity	$281,695	$278,335	$259,558	$213,410	$183,866
Common shares outstanding at year or period end	14,788,436	14,777,230	14,070,528	12,948,778	10,934,541
Tangible book value per share	$19.05	$18.84	$18.45	$16.48	$16.82
Total assets at end of period	$2,737,676	$2,549,134	$2,418,052	$2,445,149	$1,950,784
Less: intangible assets	117,849	119,688	103,270	103,519	52,803
Adjusted total assets at end of period	$2,619,827	$2,429,446	$2,314,782	$2,341,630	$1,897,981
Tangible common equity to tangible assets	10.75%	11.46%	11.21%	9.11%	9.69%

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Non-GAAP Reconciliation
Total average shareholders' equity	$402,317	$376,129	$328,886	$312,971	$234,249
Less: average intangible assets	119,415	108,553	103,403	103,004	52,872
Less: average minority interest not included in intangible assets	357	356	318	295	262
Average tangible common equity	$282,545	$267,220	$225,165	$209,672	$181,115
Net income to common shareholders	1,003	6,697	6,449	5,919	4,907
Return on average tangible common equity (ROATCE)	1.41%	9.94%	11.49%	11.45%	10.78%
Efficiency ratio:
Net interest income	$27,400	$25,641	$23,953	$22,430	$16,990
Total noninterest income	4,865	4,630	5,100	5,440	3,472
Less: gain (loss) on sale of securities	(119)	-	28	-	-
Operating revenue	$32,384	$30,271	$29,025	$27,870	$20,462
Expenses:
Total noninterest expenses	$19,250	$18,071	$17,737	$18,461	$12,140
Efficiency ratio	59.44%	59.70%	61.11%	66.24%	59.33%
Operating efficiency ratio:
Net interest income	$27,400	$25,641	$23,953	$22,430	$16,990
Total noninterest income	4,865	4,630	5,100	5,440	3,472
Less: (Loss) gain on sale of securities	(119)	-	28	-	-
Operating revenue	$32,384	$30,271	$29,025	$27,870	$20,462
Expenses:
Total noninterest expenses	$19,250	$18,071	$17,737	$18,461	$12,140
Less: merger/conversion-related expenses	1,172	417	344	387	169
Adjusted noninterest expenses	$18,078	$17,654	$17,393	$18,074	$11,971
Operating efficiency ratio	55.82%	58.32%	59.92%	64.85%	58.50%

(1) Excludes securities gains
(2) After-tax impact of merger conversion-related exenses of $815, $340, $248, $300, and $168, respectively, for the periods presented
(3) Excludes merger/conversion-related expenses
(4) Net income to common shareholders / average assets
(5) Excludes CBI loans (factoring receivables)

NATIONAL COMMERCE CORPORATION

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Cash and due from banks	$36,246	$35,897
Interest-bearing deposits with banks	199,042	181,396
Cash and cash equivalents	235,288	217,293
Investment securities held-to-maturity (fair value of $25,932 and $25,894 at December 31, 2017 and December 31, 2016, respectively)	25,562	26,329
Investment securities available-for-sale	85,834	73,380
Other investments	11,350	7,879
Mortgage loans held-for-sale	29,191	15,373
Loans, net of unearned income	2,138,058	1,485,484
Less: allowance for loan losses	14,985	12,113
Loans, net	2,123,073	1,473,371
Premises and equipment, net	52,455	31,884
Accrued interest receivable	6,157	4,129
Bank-owned life insurance	31,584	28,034
Other real estate	1,094	2,068
Deferred tax assets, net	12,041	13,486
Goodwill	113,394	50,771
Core deposit intangible, net	4,455	2,032
Other assets	6,198	4,755
Total assets	$2,737,676	$1,950,784

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$697,144	$429,030
Interest-bearing demand	362,266	262,261
Savings and money market	951,846	703,289
Time	274,575	273,130
Total deposits	2,285,831	1,667,710
Federal Home Loan Bank advances and other borrowings	7,000	7,000
Subordinated debt	24,553	24,500
Accrued interest payable	900	829
Other liabilities	19,434	13,701
Total liabilities	2,337,718	1,713,740

Shareholders’ equity:
Preferred stock, 250,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.01 par value, 30,000,000 shares authorized, 14,788,436 and 10,934,541 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	148	109
Additional paid-in capital	347,999	205,372
Retained earnings	43,989	24,005
Accumulated other comprehensive income	474	249
Total shareholders equity attributable to National Commerce Corporation	392,610	229,735
Noncontrolling interest	7,348	7,309
Total shareholders equity	399,958	237,044
Total liabilities and shareholders equity	$2,737,676	$1,950,784

NATIONAL COMMERCE CORPORATION

Unaudited Consolidated Statements of Earnings

(In thousands, except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Interest and dividend income:
Interest and fees on loans	$28,834	$18,082	$104,194	$71,225
Interest and dividends on taxable investment securities	756	525	2,627	1,813
Interest on non-taxable investment securities	191	201	783	802
Interest on interest-bearing deposits and federal funds sold	443	224	2,187	723
Total interest income	30,224	19,032	109,791	74,563
Interest expense:
Interest on deposits	2,365	1,583	8,530	6,127
Interest on borrowings	71	71	284	294
Interest on subordinated debt	388	388	1,553	960
Total interest expense	2,824	2,042	10,367	7,381
Net interest income	27,400	16,990	99,424	67,182
Provision for loan losses	1,478	441	3,894	3,248
Net interest income after provision for loan losses	25,922	16,549	95,530	63,934
Other income:
Service charges and fees on deposit accounts	733	523	2,711	2,019
Mortgage origination and fee income	2,450	1,711	11,529	6,975
Merchant sponsorship revenue	592	613	2,560	2,168
Income from bank-owned life insurance	210	196	855	810
Rental income	240	-	324	-
Wealth management fees	11	10	47	49
(Loss) gain on other real estate	(66)	(31)	44	244
Loss on sale of investment securities available-for-sale	(119)	-	(91)	-
Other	814	450	2,056	1,691
Total other income	4,865	3,472	20,035	13,956
Other expense:
Salaries and employee benefits	10,016	6,935	39,556	27,735
Commission-based compensation	1,700	1,076	6,855	4,091
Occupancy and equipment	1,889	1,193	6,533	4,640
Core deposit intangible amortization	393	182	1,455	756
Other operating expense	5,252	2,754	19,120	11,857
Total other expense	19,250	12,140	73,519	49,079
Earnings before income taxes	11,537	7,881	42,046	28,811
Income tax expense	10,121	2,600	20,071	9,394
Net earnings	1,416	5,281	21,975	19,417
Less: Net earnings attributable to noncontrolling interest	413	374	1,907	1,564
Net earnings attributable to National Commerce Corporation	$1,003	$4,907	$20,068	$17,853

Weighted average common and diluted shares outstanding
Basic	14,783,597	10,930,309	13,800,595	10,886,092
Diluted	15,173,984	11,173,733	14,193,433	11,093,987

Basic earnings per common share	$0.07	$0.45	$1.45	$1.64
Diluted earnings per common share	$0.07	$0.44	$1.41	$1.61

NATIONAL COMMERCE CORPORATION

Average Balance Sheets and Net Interest Analysis

	For the Three Months Ended
(Dollars in thousands)	December 31, 2017			September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016
Interest-earning assets	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Loans	$2,091,443	$28,704	5.45%	$1,937,115	$26,634	5.45%	$1,849,258	$24,823	5.38%	$1,793,241	$23,377	5.29%	$1,446,629	$18,012	4.95%
Mortgage loans held-for-sale	18,237	136	2.96	16,811	151	3.56	18,321	170	3.72	21,809	222	4.13	10,366	78	2.99
Securities:
Taxable securities	97,175	756	3.09	90,969	694	3.03	81,645	606	2.98	88,062	571	2.63	82,881	525	2.52
Tax-exempt securities	25,005	303	4.81	25,286	310	4.86	25,573	313	4.91	25,824	317	4.98	25,910	319	4.90
Cash balances in other banks	128,606	443	1.37	159,973	533	1.32	249,361	676	1.09	258,672	535	0.84	140,813	224	0.63
Total interest-earning assets	2,360,466	$30,342	5.10	2,230,154	$28,322	5.04	2,224,158	$26,588	4.79	2,187,608	$25,022	4.64	1,706,599	$19,158	4.47
Noninterest-earning assets	255,239			228,231			218,088			220,006			149,709
Total assets	$2,615,705			$2,458,385			$2,442,246			$2,407,614			$1,856,308

Interest-bearing liabilities
Interest-bearing transaction accounts	$331,876	$277	0.33%	$314,925	$207	0.26%	$341,238	$243	0.29%	$332,361	$217	0.26%	$235,340	$149	0.25%
Savings and money market deposits	884,660	1,381	0.62	827,526	1,233	0.59	821,130	1,138	0.56	804,537	1,096	0.55	633,765	791	0.50
Time deposits	285,669	707	0.98	273,630	661	0.96	290,097	673	0.93	306,404	697	0.92	273,293	643	0.94
Federal Home Loan Bank and other borrowed money	7,381	71	3.82	7,228	72	3.95	7,000	70	4.01	9,016	71	3.19	7,000	71	4.04
Subordinated debt	24,547	388	6.27	24,533	388	6.27	24,520	389	6.36	24,507	388	6.42	24,494	388	6.30
Total interest-bearing liabilities	1,534,133	$2,824	0.73	1,447,842	$2,561	0.70	1,483,985	$2,513	0.68	1,476,825	$2,469	0.68	1,173,892	$2,042	0.69
Noninterest-bearing deposits	657,786			615,130			612,910			600,897			431,253
Total funding sources	2,191,919			2,062,972			2,096,895			2,077,722			1,605,145
Noninterest-bearing liabilities	21,469			19,284			16,465			16,921			16,914
Shareholders' equity	402,317			376,129			328,886			312,971			234,249
	$2,615,705			$2,458,385			$2,442,246			$2,407,614			$1,856,308
Net interest rate spread			4.37%			4.34%			4.11%			3.96%			3.78%
Net interest income/margin (taxable equivalent)		27,518	4.63%		25,761	4.58%		24,075	4.34%		22,553	4.18%		17,116	3.99%
Tax equivalent adjustment		118			120			122			123			126
Net interest income/margin		$27,400	4.61%		$25,641	4.56%		$23,953	4.32%		$22,430	4.16%		$16,990	3.96%

NATIONAL COMMERCE CORPORATION

Average Balance Sheets and Net Interest Analysis

(Dollars in thousands)	December 31, 2017			December 31, 2016

Interest-earning assets	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Loans	$1,918,634	$103,539	5.40%	$1,397,681	$70,761	5.06%
Mortgage loans held for sale	18,779	679	3.62	13,031	489	3.75
Securities:
Taxable securities	89,492	2,627	2.94	75,110	1,813	2.41
Tax-exempt securities	25,420	1,243	4.89	26,004	1,273	4.90
Cash balances in other banks	198,689	2,187	1.10	118,438	723	0.61
Total interest-earning assets	2,251,014	$110,275	4.90	1,630,264	$75,059	4.60
Non-interest earning assets	230,482			150,703
Total assets	$2,481,496			$1,780,967

Interest-bearing liabilities
Interest-bearing transactions accounts	$330,057	$944	0.29%	$216,271	$521	0.24%
Savings and money market deposits	834,664	4,848	0.58	617,527	2,964	0.48
Time deposits	288,851	2,738	0.95	287,641	2,642	0.92
Federal Home Loan Bank and other borrowed money	7,651	284	3.71	7,985	294	3.68
Subordinated debt	24,527	1,553	6.33	15,200	960	6.32
Total interest-bearing liabilities	1,485,750	$10,367	0.70	1,144,624	$7,381	0.64
Non-interest bearing deposits	621,819			396,925
Total funding sources	2,107,569			1,541,549
Non-interest bearing liabilities	18,549			13,067
Shareholders' equity	355,378			226,351
	$2,481,496			$1,780,967
Net interest rate spread			4.20%			3.96%
Net interest income/margin (taxable equivalent)		99,908	4.44%		67,678	4.15%
Tax equivalent adjustment		484			496
Net interest income/margin		$99,424	4.42%		$67,182	4.12%